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                          SECURITIES AND EXCHANGE COMMISSION


                                WASHINGTON, D.C. 20549


                                       FORM 8-K

                                    CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934



                           DATE OF REPORT:  August 1, 1997
                   DATE OF EARLIEST EVENT REPORTED:  July 21, 1997




                         CHILDREN'S BROADCASTING CORPORATION
                (Exact name of registrant as specified in its charter)

         MINNESOTA                   0-21534                   41-1663712
        -----------                ----------                -------------
(State or other jurisdiction   (Commission File No.)      (IRS Employer ID No.)
   of incorporation)


                 724 FIRST STREET NORTH, MINNEAPOLIS, MINNESOTA 55401
              ----------------------------------------------------
                       (Address of principal executive offices)


                                    (612) 338-3300
                                    --------------
                 (Registrant's telephone number, including area code)

                                (Page 1 of 136 Pages)

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ITEM 5.  OTHER EVENTS.

    (a) On July 21, 1997, Children's Broadcasting Corporation (the "Company"), Harvey Bibicoff ("Bibicoff") and Harmony Holdings, Inc. ("Harmony") entered into an agreement (the "Bibicoff Stock Purchase Agreement"), attached hereto as an exhibit, whereby Bibicoff agreed to sell, and the Company agreed to buy, 600,000 shares of Harmony Common Stock (the "Bibicoff Shares"), together with options to purchase 550,000 shares of Harmony Common Stock at an exercise price of $1.50 per share (the "Options"), for $1,760,000. In addition to such cash consideration, the Company issued 60,000 shares of its Common Stock to Bibicoff. Such shares had a fair market value of $247,500 based upon the last reported sale price for such stock on the date of closing. The closing on the purchase of the Bibicoff Shares and the Options occurred on July 22, 1997. The Bibicoff Stock Purchase Agreement further provides that Bibicoff will not acquire any securities of Harmony for a period of three years, other than shares of Harmony Common Stock to be acquired upon the exercise of stock options held by him as of July 22, 1997.

    (b) On July 21, 1997, the Company and Unimedia S.A. ("Unimedia"), a privately held societe anonyme organized and existing under the laws of France, entered into an agreement, attached hereto as an exhibit, whereby Unimedia agreed to sell, and the Company agreed to buy, 1,000,000 shares of Common Stock of Harmony (the "Unimedia Shares") and Unimedia agreed to dismiss the litigation entitled UNIMEDIA S.A. V. HARMONY HOLDINGS, INC. AND HARVEY BIBICOFF, case no. CV 96-7109 JGD (RNBx), pending in the United States District Court for the Central District of California, for $2,600,000. The Company assigned its right to buy 230,769 of the Unimedia Shares to Harmony, thereby reducing the number of issued and outstanding shares of Common Stock of Harmony and resulting in a purchase price to the Company of $2,000,000. The closing on the purchase of the Unimedia Shares occurred on July 25, 1997.

    (c) As a result of the Company's acquistion of the Bibicoff Shares, the Options and the Unimedia Shares, the Company has acquired a 27.4% beneficial interest in Harmony.

    (d) Funds for the transactions described above originated from multiple sources: (i) $2,400,000 pursuant to the Company's Amended and Restated Loan and Security Agreement with Foothill Capital Corporation, (ii) $500,000 pursuant to a loan from Pyramid Partners, L.P., an entity controlled by Richard W. Perkins, a director of the Company, (iii) $500,000 pursuant to a loan from Rodney P. Burwell, a director of the Company, (iv) $250,000 pursuant to a loan from William M. Toles, a shareholder of the Company, and (v) $110,000 of the Company's working capital. The 10.0% percent one-year loans listed in items
(ii) through (iv) above are secured by 192,308, 192,308 and 96,154 shares of Harmony's Common Stock, respectively. In addition to receiving promissory notes from the Company, such lenders received five-year warrants to purchase 50,000, 50,000 and 25,000 shares of the Company's Common Stock, respectively, at an exercise price of $4.00 per share. The Company's Board of Directors has approved the related party transactions listed in items


                                (Pages 2 of 136 Pages)

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(ii) and (iii).  The agreement listed in item (i) above and the promissory notes referenced in items (ii) through (iv) above are attached hereto as exhibits.

    (e) The Company and Harmony entered into a Registration Rights Agreement, pursuant to which Harmony has agreed to register the Bibicoff Shares, the shares of Harmony Common Stock underlying the Options, the Unimedia Shares, and such other shares of Common Stock of Harmony which may be acquired by the Company from Unimedia, Bibicoff, Philip Bibicoff (Bibicoff's brother), or Harmony.

    (f) Reference is made to the cautionary statements of the Registrant, presented in the Registrant's Form 10-KSB for the year ended December 31, 1996, filed on March 31, 1997.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

    (c)  Exhibits

         10.1 Stock Purchase Agreement among Children's Broadcasting Corporation, Harvey Bibicoff and Harmony Holdings, Inc., dated July 21, 1997.
         10.2 Stock Purchase Agreement among Children's Broadcasting Corporation and Unimedia S.A., dated July 21, 1997.
         10.3 Amended and Restated Loan and Security Agreement by and between Children's Broadcasting Corporation and Foothill Capital Corporation, dated as of July 1, 1997.
         10.4 Promissory Note with Pyramid Partners, L.P.
         10.5 Promissory Note with Rodney P. Burwell.
         10.6 Promissory Note with William M. Toles.
         10.7 Registration Rights Agreement by and among Children's Broadcasting Corporation and Harmony Holdings, Inc., dated July 22, 1997.

                                (Page 3 of 136 Pages)

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                                      SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  August 1, 1997            CHILDREN'S BROADCASTING CORPORATION



                          BY: /s/ James G. Gilbertson
                              ------------------------
                              James G. Gilbertson
                              Chief Operating Officer and
                                Treasurer


                                (Page 4 of 136 Pages)
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                                    EXHIBIT INDEX

EXHIBIT
NUMBER    DESCRIPTION
-------   ------------
10.1 Stock Purchase Agreement among Children's Broadcasting Corporation, Harvey Bibicoff and Harmony Holdings, Inc., dated July 21, 1997.

10.2 Stock Purchase Agreement among Children's Broadcasting Corporation and Unimedia S.A., dated July 21, 1997.

10.3 Amended and Restated Loan and Security Agreement by and between Children's Broadcasting Corporation and Foothill Capital Corporation, dated as of July 1, 1997.

10.4      Promissory Note with Pyramid Partners, L.P.

10.5      Promissory Note with Rodney P. Burwell.

10.6      Promissory Note with William M. Toles.

10.7 Registration Rights Agreement by and among Children's Broadcasting Corporation and Harmony Holdings, Inc., dated July 22, 1997.


                                (Page 5 of 136 Pages)